EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is made and entered into as of this ______ day of May, 2003, by and among JNT Group, Inc., a Texas corporation (the "Company"), Earl W. Johnson ("Johnson" or "Seller") an individual residing in the state of Texas, Total Compensation Group Consulting, Inc., a Texas corporation ("TCG"), Financial Industries Corporation, a Texas corporation ("FIC"), and FIC Financial Services, Inc., a Nevada Corporation ("Purchaser" or "FICFS").

     WHEREAS, Seller and TCG are the owners of all of the issued and outstanding shares of the Company's capital stock, which consists of 1,000 shares of common stock par value $1.00 per share ("Company Stock");

     WHEREAS, Seller desires to sell the Company Stock to the Purchaser, on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Purchaser desires to purchase all of the Seller's rights, title and interest to the Company Stock, on the terms and subject to the conditions set forth herein; and

     WHEREAS, the Purchaser desires TCG to affirm the status of its ownership in the Company, which, in connection with a separate transaction involving TCG and FIC or one of its affiliates, will become derivatively owned by FIC after the completion of such transaction.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Purchase and Sale of the Company Stock.

     1.1 Purchase and Sale; Closing. At the Closing (as defined below) the Purchaser shall purchase, and the Seller shall to sell to the Purchaser (the "Purchase"), the Company Stock. The purchase price for the Company Stock (the "Purchase Price") shall be paid solely to the Seller and shall consist of an aggregate sale price equal to the sum of (a) $514,583.45 in cash, by payment of cashier's check or wire transfer of immediately available funds to the account of Seller set forth on Schedule 1.1 attached hereto; and (b) a total of 16,710 [$243,966 divided by $14.60] shares of FIC's common stock, par value $0.20 per share (the "FIC Stock"). All consideration paid by Purchaser for the Company Stock owned by TCG is set forth in a separate agreement between Purchaser, FIC and the shareholders of TCG dated even date herewith (the "TCG Agreement"), it being understood that no separate consideration is being exchanged between FIC and TCG related to the Company Stock held by TCG. The portion of the Purchase Price which involves the exchange of FIC Stock for the Company Stock is subject

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to the terms and conditions of sections 1.2 and 4.4 herein. At the Closing,  the
Seller and TCG shall deliver to the Purchaser certificates representing all of the outstanding Company Stock, against payment by the Purchaser of the Purchase Price. The Company Stock acquired in the Purchase shall be delivered to Purchaser at the Closing, free and clear of any and all liens, claims or encumbrances (other than any such liens, claims or encumbrances created by Purchaser). Subject to satisfaction of all conditions to close, the Closing shall occur at such place and time as the parties may mutually agree. The date on which the Closing actually occurs is referred to herein as the Closing Date.

     1.2 Stock Restrictions.  The FIC Stock issued to Seller pursuant to Section
1.1 shall be held in escrow by Purchaser as follows:

          (a) Establishment of the Escrow Fund. At the Closing, all of the FIC Stock issued to Seller will be deposited with Purchaser to be held in escrow (the "Escrow Fund"). The Escrow Fund will be governed by the terms set forth in this Section 1.2.

          (b) Escrow Period; Distribution of Escrow Fund upon Termination of Escrow Period. Subject to the following requirements, the Escrow Fund shall be in existence beginning on the Closing Date and shall terminate on the date which is three (3) years from the Closing Date. The FIC Stock in the Escrow Fund shall be distributed as follows: (i) on the date which is one year from the Closing Date, as long as the employment agreement between FICFS and Johnson, dated even date herewith (the "Employment Agreement") has not been terminated according to its terms, Purchaser shall distribute one-third (1/3) of the FIC Stock held in the Escrow Fund to Johnson; (ii) on the date which is two years from the Closing Date, as long as the Employment Agreement has not been terminated according to its terms, Purchaser shall distribute one-half (1/2) of the remaining FIC Stock held in the Escrow Fund to Johnson; and (iii) on the date which is three years from the Closing Date, as long as the Employment Agreement has not been terminated according to its terms, Purchaser shall distribute the remaining FIC Stock held in the Escrow Fund to Johnson. Any sales of FIC Stock released from the Escrow Fund will remain subject to compliance with applicable federal and state securities laws.

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          (c) Forfeit of Shares in Escrow Fund. If at any time during the period which is within three (3) years of the Closing Date, Johnson terminates the Employment Agreement for other than Good Reason, or is terminated with Cause, as such terms are defined in the Employment Agreement, Seller shall forfeit any amount of FIC Stock remaining in the Escrow Fund and such shares shall revert to Purchaser.

     Section 2. Representations and Warranties of the Seller. The Seller hereby represents and warrants to Purchaser and FIC that, as of the date of this
Agreement:

     2.1 Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or registered as a foreign corporation to transact business under the laws of, and in each jurisdiction where, the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

     2.2 Authority.

          (a) All corporate action on the part of Seller necessary for the authorization, execution, delivery and performance of this Agreement and any other documents, instruments and transactions contemplated by this Agreement (collectively, the "Documents"), and the performance of all the obligations of Seller hereunder have been taken or will be taken at or prior to the Closing. The execution, delivery and performance of this Agreement and the Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company (the "Board"), do not require any further corporate proceedings on the part of the Company, and do not and will not violate or conflict with the Company's Articles of Incorporation or Bylaws. This Agreement and the Documents have been and will be duly and validly executed and delivered by the Company and the Seller, and constitute valid and legally binding obligations of the Company and the Seller, enforceable against the Company and the Seller in accordance with their respective terms, except that enforcement thereof may be limited by
     (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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          (b) Seller has the capacity to execute and deliver this Agreement,  to carry out his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of the Seller and, assuming the due authorization, execution and
     delivery  by  the  Purchaser,   constitutes  a  legal,  valid  and  binding
     obligation of Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity.

     2.3 Absence of Conflicting Agreements or Required Consents. The execution, delivery and performance by the Seller and the Company of this Agreement does not and will not violate, conflict with or result in the breach or default of any provision of the Company's Articles of Incorporation or Bylaws. Other than as set forth in Schedule 2.3 attached hereto, except for such violations, conflicts, breaches, defaults, consents, approvals, authorizations, orders, Actions, registrations, filings, declarations, notifications and Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the consummation of the transactions contemplated hereby, the execution, delivery and performance by the Seller and the Company of this Agreement do not and will not (a) conflict with or violate any law or Governmental Order applicable to the Seller or the Company or any of their respective properties or assets, (b) require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other party, or (c) conflict with, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Seller's or the Company's respective assets, or result in the imposition or acceleration of any payment, time of payment, vesting or increase in the amount of compensation or benefit payable, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which the Seller or the Company is a party or by which their respective assets are bound.

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     2.4  Ownership of the Company  Stock.  The Seller (other than and excluding the rights, title and interest in the Company Stock owned by TCG) owns all rights, title and interest (legal or beneficial) in and to all the Company Stock of the Company, free and clear of all liens or other encumbrances. The authorized capital of the Company immediately prior to the Closing consists of 1,000,000 shares of common stock, par value $1.00, of which 1,000 shares are issued and outstanding. There are no other authorized or outstanding classes or
series  of  capital  stock  of  the  Company.   Upon  the  consummation  of  the
transactions contemplated hereby, Purchaser will own, directly or indirectly, 100% of the issued and outstanding shares in the Company. No person or entity has any preemptive right to purchase any shares or any other securities of the Company. There are no outstanding securities or other instruments of the Company which are convertible into or exchangeable for any shares of the Company and there are no commitments to issue such securities or instruments or otherwise make a person or entity a shareholder of the Company (except the Purchaser pursuant to this Agreement). Except as set forth in Schedule 2.4, attached hereto, there is no existing option, warrant, right, call, or commitment of any character granted or issued by the Company governing the issuance of any shares of the Company or any "phantom" securities giving the holder thereof any economic attributes of ownership. All shares of the Company have been offered, issued and sold in compliance with applicable law. The Company Stock constitutes all of the outstanding shares of the Company.

          (b) The Seller has good and marketable title to, and owns, the Common Stock, beneficially and of record. The Common Stock is fully paid and non-assessable and, except for any right of the Purchaser under this Agreement, is free and clear of all Encumbrances, demands, preemptive rights and adverse claims of any nature. The Seller has full voting power over all Common Stock, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the shares of the Company. There is no agreement between the Seller and any other person or entity with respect to the disposition of the Common Stock. Upon the consummation of the Closing the Seller will have transferred to the Purchaser good title to all Common Stock.

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     2.5 Litigation. Except as disclosed in Schedule 2.5, (i) there is no Action against the Seller or TCG (with respect to the Company) or the Company pending, or, to the knowledge of the Seller or the Company, threatened to be brought by or before any person, entity or Governmental Authority, in each case with respect to the Company, which would, if adversely determined as to such Seller or the Company, result in a liability to the Company, (ii) neither the Seller nor the Company are subject to any Governmental Order (nor, to the knowledge of the Company and the Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), in each case with respect to the Company and (iii) there is no Action pending, or, to the knowledge of the Seller or the Company, threatened to be brought before any Governmental Authority, that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

     2.6 Financial Statements. Except as noted thereon, the unaudited financial statements of the Company provided to Purchaser by Seller for the periods ending December 31, 2001, December 31, 2002, and February 28, 2003 (the "Company Financial Statements") were prepared on a modified cash basis of accounting to reflect the accrual of certain expenses and the recording of certain accounts receivable and certain accounts payable, but otherwise in accordance with Statements of Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants (the "Standards"), applicable to the business of the Company during the periods involved, consistently applied in accordance with past accounting practices, and fairly present the financial condition and the results of operations of the Company as of the dates and for the periods indicated. Seller represents and warrants that as of the Closing Date, the Company will have at least $84,000 in assets (the "Closing Assets"), which will be reflected on a balance sheet as of the Closing Date, prepared in accordance with the Standards. The Closing Assets will consist of at least
$42,000 in combined cash and receivables from parties other than Paragon Benefits, Inc., The Paragon Group, Inc. or Paragon National, Inc. Necessary adjustments to the Company Financial Statements have been made in order for the Company's tax returns to be prepared and filed on a cash basis of accounting. Except as set forth on Schedule 2.6 attached hereto, the Company did not have any debts, obligations, guaranties of obligations of another or liabilities (contingent or otherwise) that would be required in accordance with the Standards to be disclosed in the Company Financial Statements, or otherwise disclosed in a manner consistent with past accounting practices.

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     2.7 Absence of Certain  Changes or Events.  Except as set forth on Schedule
2.7 attached hereto, since December 31, 2002 through the date of this Agreement and the Closing, (a) other than in the ordinary course of business consistent with past practice, the Company has not sold, transferred, leased, subleased, licensed or otherwise disposed of any material assets (for the purposes of this clause (a), a "material asset" is an individual asset that has a value in excess of $10,000 or assets that have an aggregate value in excess of $25,000); (b) the Company has not made any material change in any method of accounting or accounting practice or policy used by the Company, other than changes required by law; (c) the Company has not suffered any material casualty loss or damage, whether or not covered by insurance; (d) there has not been any direct or indirect redemption or other acquisition by the Company of any Common Stock, or any declaration, setting aside or payment of any distribution in respect of the Common Stock; (e) there has not been any Material Adverse Effect; (f) the Company has been operated only in the ordinary and usual course consistent with past practice; (g) the Company has not created, incurred, assumed or guaranteed any liabilities, obligations or Indebtedness for borrowed money (other than from Purchaser); (h) the Company has not compromised, settled, granted any waiver or release relating to, or otherwise adjusted any material Action, Indebtedness or any other claims or rights of the Company; (i) the Company has not paid or promised a bonus to any employee (unless such bonus is reflected on or reserved against in the Company Financial Statements), (j) the Company has not entered into any employment or consulting agreement or arrangement with any person and no prior employment agreements or consulting agreements or arrangements have been modified, and (k) the Company has not entered into any agreement, contract, commitment or arrangement to do any of the foregoing.

     2.8 Material Contracts. Schedule 2.8, attached hereto, sets forth all Material Contracts of the Company as of the date hereof. Complete and accurate copies of all written Material Contracts listed in Schedule 2.8 have been delivered or made available to the Purchaser (except as otherwise noted therein). Except as set forth in Schedule 2.8, (a) each Material Contract is legal, valid and binding on the Company and, to the knowledge of the Seller and the Company, the other parties thereto, and enforceable in accordance with the terms thereof, (b) each Material Contract is in full force and effect, (c) neither the Company nor the Seller are in default under any Material Contract,
(d) neither the Seller nor the Company has waived any of their respective rights under any Material Contract and (e) to the knowledge of the Seller and the Company, no other party to any Material Contract has breached or is in default thereunder and there does not exist any event or condition that, with or without the lapse of time or the giving of notice, would become such a breach or default or would cause the acceleration of any obligation thereunder.

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     2.9 Insurance.  Except as set forth in Schedule 2.9,  attached hereto,  (i)
all insurance policies to which the Company is a party or under which the Company is covered as an additional named insured or otherwise (or replacement policies therefore) are in full force and effect, and the Sellers or the Company has paid all premiums due and are not in default, (ii) no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Seller or the Company and (iii) neither the Seller nor the Company have been refused insurance with respect to the Company, nor has coverage with respect to the Company been previously canceled or materially limited, by an insurer to which Seller or the Company has applied for such insurance, or with which Seller or the Company has held insurance, within the last three years.

     2.10 Permits and Licenses; Compliance with Law.

          (a) Except as set forth in Schedule 2.10, attached hereto, (i) the Company currently holds all the permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities or other persons or entities necessary for the current operation and conduct of the Company in all material respects as it is being conducted by the Company (collectively, "Permits"), and all Permits are in full force and effect,
     (ii) the Company has not received written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any Permit and (iii) the Company is in compliance in all material respects with the requirements of all Permits.

          (b) Except as disclosed in Schedule 2.10, attached hereto, (i) the Company is in compliance in all material respects with all laws and Governmental Orders applicable to the conduct of the Company as it is being conducted and (ii) the Company has not been charged by any Governmental Authority with a violation of any law or any Governmental Order relating to the conduct of the Company.

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            2.11       Employee Benefit Matters.

          (a) Schedule 2.11, attached hereto, identifies each Employee Benefit Plan. Purchaser has been furnished copies of the Employee Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the three most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Benefit Plan. Neither the Company nor any of their ERISA Affiliates have now, or have maintained in the past, any Employee Benefit Plan which is (i) a multiemployer plan, (ii) a Title IV Plan or (iii) Employee Benefit Plan maintained in connection with any trust described in
     Section 501(c)(9) of the Internal Revenue Code (the "Code").

          (b) No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan or arrangement which is covered by Title I of ERISA which transaction has or will cause the Company to incur any material liability under ERISA, the Code or otherwise, excluding transactions effected pursuant to and in compliance with a statutory or administrative exemption.

          (c) Each Employee  Benefit Plan that is intended to be qualified under
     Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Employee Benefit Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. Purchaser has been provided with the most recent determination letter of the Internal Revenue Service relating to each such Employee Benefit Plan. Each Employee Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including ERISA and the Code.

          (d) The Company does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company.

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          (e) Except as disclosed in Schedule 2.11, attached hereto, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code and no employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

          (f) There are no pending, or, to the knowledge of any Company, or the Seller, threatened or anticipated, claims under or with respect to any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving such Employee Benefit Plan (other than routine claims for benefits).

     2.12 Intellectual Property. Except as disclosed in Schedule 2.12, attached hereto, (a) the rights of the Company in or to its intellectual property do not conflict with or infringe on the rights of any other person or entity, and the Company has not received any claim from any person or entity to such effect nor, to the Company's nor the Seller's knowledge, has any such claim been threatened,
(b) the Company owns, licenses or otherwise have the right to use, all their intellectual property and (c) to the knowledge of the Company and Seller, no other person or entity is infringing or diluting the rights of the Company with respect to its intellectual property.

     2.13 Taxes. Except as disclosed in Schedule 2.13, attached hereto, (i) all income and franchise tax returns required to be filed by the Company has been timely filed, and such income and franchise tax returns are true, complete and correct in all material respects; (ii) all income and franchise taxes shown on such tax returns have been timely paid other than such taxes, if any, as are described in Schedule 2.13 and are being contested in good faith and as to which adequate reserves have been provided in the Company Financial Statements; (iii) no adjustment relating to such tax returns has been proposed in writing by any tax authority and remains unresolved; (iv) there are no tax liens on any of the Company's assets (other than liens for taxes that are not yet due and payable); and (v) all income and franchise taxes that the Company is required to pay, withhold or collect have been duly paid, withheld or collected and, to the extent required, have been paid to the proper tax authority.

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     2.14 No  Brokers.  There are no brokers,  financial  advisors or finders or other persons or entities who have any valid claim against the Seller or the Company, or any of their respective assets for a commission, finders' fee, brokerage fee, advisory fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by or on behalf of the Company, the Seller or the Company's officers, employees or agents.

     2.15 Enterprise Interests. Schedule 2.15 contains a complete and correct listing of each company, entity or enterprise in which the Company has an equity interest.

     2.16 Assets. The Company has good and valid title to all material assets the Company owns, including those reflected in the Company Financial Statements or thereafter acquired, except those sold or otherwise disposed of since the date of the Company Financial Statements not in violation of this Agreement, in each case free and clear of all Encumbrances.

     2.17 Real  Property.  (a)  Schedule  2.17,  attached  hereto,  sets forth a complete list of all real property and interests in real property owned in fee by the Company (the "Owned Properties") and a complete list of all real property and interests in real property leased by the Company (the "Leased Properties"; an Owned Property or a Leased Property being sometimes referred to herein, individually, as a "Subject Property" and collectively, as "Subject
Properties"). The Company has good and marketable fee title to all Owned Property free and clear of all Encumbrances except (i) as set forth on Schedule 2.17, (ii) easements, covenants, rights-of-way and other similar restrictions, whether or not of record, (iii) any conditions that may be shown by a current, accurate survey or physical inspection of any Subject Property made prior to the Closing and (v) (A) zoning, building and other similar restrictions, and (B) Encumbrances, easements, covenants, rights-of-way and other similar restrictions that have been placed by a developer, landlord or other third party on any Subject Property which is not owned in fee by the Company and subordination or similar agreements relating thereto. Except as set forth on Schedule 2.17, all buildings and structures included within any Owned Property lie wholly within the boundaries of the Owned Property and do not encroach upon the property of, or otherwise conflict with the property rights of, any other party. Except as set forth in Schedule 2.17, the Company is the lessee of all the Leased Property and is in possession of the premises purported to be leased thereunder, and each such lease is a valid obligation of such lessee without any material default thereunder by such lessee. The consummation of the transactions contemplated by this Agreement will not result in a breach of, or a default under, any lease with respect to any Leased Property.

     2.18 No Undisclosed Liabilities. Except as set forth on Schedule 2.18, and except for such debts, obligations, guaranties or liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, the Company does not have any liabilities or obligations whatsoever, whether accrued, contingent or otherwise. Seller agrees to and does hereby release the Company, FIC and the Purchaser from and against any and all loans and other indebtedness owed to Seller by the Company in connection with all dates prior to the Closing Date. Seller knows of no basis for any claim against the Company or Seller for any liability or obligation, except (a) to the extent set forth or reflected in the Company Financial Statements or disclosed on Schedule 2.6, (b) to the extent expressly set forth on any Schedule attached hereto or otherwise as described in this paragraph, (c) liabilities and obligations incurred in the normal and ordinary course of business, consistent with past practices both as to amount and frequency, since December 31, 2002, or (d) those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.19 Acknowledgements of the Seller. In connection with the issuance of the FIC Stock as part of the Purchase Price, the Seller (a) understands that the FIC Stock has not been registered under the Securities Act or the securities laws of any state at the time the FIC Stock is delivered to the Seller; and (b) acknowledges that each certificate representing the FIC stock will be endorsed with substantially the following legends: THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER THE ACT AND ANY STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

     2.20 Employment Agreement of Johnson. Johnson acknowledges that a material inducement for Purchaser's payment of the Purchase Price hereunder is Johnson entering into an employment agreement with Purchaser, which contains non-competition and non-solicitation provisions.

     2.21 Investment Representations.  Seller represents and warrants to FIC and
FICFS:

          (a)  that   Seller  and   Seller's   advisers   (including   a  Seller
     Representative,   if  any)  has  been  furnished  and  has  carefully  read
     information pertaining to FIC and its business profile;

          (b) that Seller and Seller's advisers (including a Seller Representative, if any) has been furnished all materials relating to FIC and all matters related to FIC which have been requested, and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any information set forth in FIC's business profile and related materials;

          (c) that Seller and Seller's advisers (including a Seller Representative, if any) has had an opportunity to ask questions of or receive answers from FIC or its representatives, and FIC and its representatives have answered all inquiries which Seller and his advisers (including a Seller Representative, if any) has put to them concerning FIC, the FIC Stock or any other matters relating to FIC;

          (d) Seller understands that the FIC Stock has not been registered under the Securities Act or under the securities laws of any state, that FIC has no intention to register the FIC Stock, that Seller has no right to require such registration, and that the FIC Stock cannot be sold unless it is registered under applicable federal and state securities laws or unless exemptions from registration are available;

          (e) Seller understands that an investment in FIC involves a high degree of risk and other considerations relating to a purchase of FIC Stock, that Seller is subscribing for the FIC Stock without being furnished any offering literature or prospectus other than FIC's business profile, and that this transaction and FIC's business profile most likely have not been scrutinized by, nor meet the investment guidelines of, the securities administrator in Seller's state of residence as would be the case with a full registration because of the FIC Stock made the subject of this issuance;

          (f) that Seller alone has the requisite knowledge, sophistication and experience in financial and business matters to enable Seller to assess the relative merits and risks of this investment, or together with Seller's Representative has the requisite knowledge, sophistication and experience in financial and business matters to be capable of evaluating the risks and merits of this investment, and has made such investigations in connection herewith as have been deemed necessary or desirable so as not to rely upon FIC or its representatives for legal, tax or economic information related to this investment;

          (g) Seller is not relying on FIC or its representatives or the references to any legal opinions, if any, with respect to the legal, tax and other economic considerations relating to this investment. To the extent that Seller has sought advice with regard to such considerations, Seller has relied on the advice of, or have consulted with, his or her personal legal, tax, investment and/or other advisers;

          (h) No oral or written representations have been made or oral or written information furnished to Seller or Seller's adviser(s) in connection with FIC or the FIC Stock which are in any way inconsistent with the information provided to me related to FIC;

          (i) Seller acknowledges and understands that the actual results of operations of FIC may vary materially from the financial forecast and financial projections contained in any business profile or plans, and that neither FIC, nor any of its officers, directors, shareholders, employees, agents or professionals, including their accountants and attorneys, make any representation or warranty as to such actual results of operations or as to any benefits which a Seller may be allocated pursuant to this investment;

          (j) Seller has reached the age of majority (if a natural person) in the jurisdiction of such Seller's residence and is a qualified accredited investor (whether by himself or together with a Seller Representative);

          (k) that Seller has adequate means of providing for current needs and personal contingencies, has no need for liquidating this investment, is able to bear the economic risk of an investment in FIC, can sustain the loss of the entire investment without economic hardship if a total loss should occur, and Seller's commitment to similar investments is reasonable in relation to Seller's net worth;

          (l) The FIC Stock being acquired hereunder is being acquired for Seller's own account, or for one or more fiduciary accounts as to which Seller has sole investment discretion, for long-term investment and not with a view to or for resale, fractionalization or division in connection with any distribution thereof;

          (m) Seller is not subscribing for the purchase of FIC Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting;

          (n) Seller verifies, under penalty of perjury, that the social security or taxpayer identification number shown next to Seller's signature is true, correct and complete and that Seller is not subject to backup withholding either (i) because Seller has not been notified that Seller is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) because the Internal Revenue Service has notified Seller that Seller is no longer subject to backup withholding;

          (o) Within five days after receipt of a request from FIC, Seller will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which FIC is subject.

         Section 2A.       Representations of TCG.

     2A.1 Acknowledgement of Consideration. TCG hereby acknowledges that it is receiving no consideration in connection with this Agreement and the transactions contemplated herein, but that the shareholders of TCG have contracted to receive sufficient consideration with respect to the transactions contemplated by the TCG Agreement and that such consideration is adequately set forth and contained in the TCG Agreement.

     2A.2 Authority. All corporate action on the part of TCG necessary for the authorization, execution, delivery and performance of this Agreement and any other documents, instruments and transactions contemplated by this Agreement (collectively, the "Documents"), and the performance of all the obligations of TCG hereunder has been taken or will be taken at or prior to the Closing. This Agreement and the Documents have been and will be duly and validly executed and delivered by TCG , and constitute valid and legally binding obligations of TCG , enforceable against it in accordance with their respective terms, except that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     2A.3 Ownership of the Company Stock. TCG owns all rights, title and interest (legal or beneficial) in and to 400 shares of the Company Stock, free and clear of all liens or other encumbrances. The Company Stock acquired by Purchaser hereunder from TCG, when transferred and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly and validly issued, fully paid, and nonassessable, and will be issued free of any encumbrances (other than encumbrances created by Purchaser) and any restrictions on transfer. TCG has not directly or indirectly, since January 2, 2003, acquired or redeemed, or entered into any agreement providing for the acquisition or redemption of, any shares of Company Stock.

     2A.4 Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of TCG, threatened against the Company or TCG that questions the validity of this Agreement or the right of the Company or TCG to enter into this Agreement and to consummate the transactions contemplated hereby.

     Section 3. Representations of Purchaser. Purchaser represents and warrants to the Company, the Seller and TCG that:

     3.1 Authority. FICFS (a) is duly formed, validly existing and in good standing under the laws of the State of Nevada, (b) has full organizational power and authority to execute, deliver and perform this Agreement and any other Documents to which it is a party. This Agreement and the Documents have been and will be duly and validly executed and delivered by Purchaser, and, assuming this Agreement and the Documents constitute the valid and legally binding obligations of the Company and the Seller, this Agreement and the Documents constitute valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     3.2 Consents and Approvals. No consent from or filing with any person (including, without limitation, any governmental authority) on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby.

     3.3 Offering. Subject to the truth and accuracy of the Company's and the Seller's representations and warranties set forth in Section 2 and to TCG's representations and warranties set forth in Section 2A of this Agreement, the offer and issuance of the FIC Stock as contemplated by this Agreement is exempt from the registration requirements of any applicable state and federal securities laws (other than notice filings required under applicable law), and neither the Purchaser nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.

     3.4 Litigation. Except as set forth in Schedule 3.4 attached hereto, there is no action, suit, proceeding or investigation pending or, to Purchaser's knowledge, threatened against Purchaser that questions the validity of this Agreement or the right of Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby.

     3.5 Ownership of Shares. The FIC Stock delivered by Purchaser hereunder as consideration for a portion of the Purchase Price for the Company Stock, when delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly and validly issued, fully paid, and nonassessable, free and clear of any encumbrances (other than encumbrances created by the Company or the Seller) and any restrictions on transfer other than under applicable state and federal securities laws and will convey to the Seller good and marketable title to such FIC Stock.

     Section 4. Covenants and Agreements.

     4.1 Conduct of the Business Prior to Closing; Access. The Company and the Seller covenant as follows:

          (a) Between the date hereof and the Closing Date, except as expressly contemplated by this Agreement, or except with the written consent of the Purchaser (which consent shall not be unreasonably withheld), the Seller and the Company will use all reasonable efforts to preserve the business of the Company intact, to preserve the good will of customers, employees and others having business relations with the Company, to retain their key employees, and to maintain insurance in full force and effect, will operate their business in the ordinary course of business consistent with past practice and will not: (i) subject any of their assets to any Encumbrance that will not be released at or prior to the Closing Date; (ii) make any material changes in the operations of the Company; (iii) other than, in each case, in the ordinary course of business consistent with past practice, sell, transfer, lease, sublease, license or otherwise dispose of any material assets (for the purposes of this clause (iii), a "material asset" is an individual asset that has a value in excess of $10,000 or assets that have an aggregate value in excess of $25,000); (iv) (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension, severance or termination pay or other benefits payable by the Company to any of the officers or employees of the Company, including any increase or change pursuant to any Employee Benefit Plan, (B) establish or increase (or promise to increase) or accelerate the payment or vesting of any benefits under any Employee Benefit Plan with respect to officers or employees of the Company or (C) enter into any employment, consulting or severance agreements with any officers or employees or consultants to the Company or change the terms thereof, in the case of clauses (A), (B) and (C), (v) make any material change in any method of accounting or accounting practice or policy used by the Company, other than changes required by Law; (vi) terminate or amend in any material respect any Material Contract; (vii) merge or consolidate with, or acquire securities or any interest in, any person or entity, or enter into any joint venture, partnership or similar arrangement; (viii) fail to pay any creditor any amount owed to such creditor when due (after the expiration of any applicable grace periods), except if any such amount is being disputed in good faith in the ordinary course of business consistent with past practice; (ix) terminate, discontinue, close or dispose of any business operation or otherwise materially change the character or conduct of its business; (x) declare, set aside or pay any dividend or other distribution in respect of any the Company Stock; (xi) make any commitments by the Company for any individual capital expenditure in excess of $20,000; (xii) amend the Company's Articles of Incorporation or Bylaws; (xiii) amend any material term of any outstanding Indebtedness, issue or sell any new debt securities, create, incur, assume or guarantee any Indebtedness or enter into any new credit facility (other than roll-overs under existing facilities), (xiv) compromise, settle, grant any waiver or release relating to, or otherwise adjust, any material Action, Indebtedness or any other claims or rights of the Company; (xv) enter into any new agreement, contract, commitment or arrangement that will continue in effect after the Closing Date and not be terminable by the Company on not more than 60 days' written notice without payment of premium or penalty; (xvi) make any change in the ownership of the Company or grant or assign any Company Stock, options, rights or phantom shares in the Company; or (xvii) enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

          (b) Pending the Closing Date, the Company shall: (i) Give to the Purchaser and its representatives reasonable access during normal business hours to all of the employees, properties, books and records of the Company and furnish the Purchaser and its representatives with such information concerning the Company as the Purchaser may reasonably require, including such access and cooperation as may be necessary to allow the Purchaser and its representatives to interview the employees, to examine the books and records of the Company, and to inspect the real property and equipment;
     (ii) Furnish the Purchaser within 20 days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and a balance sheet for the Company for the month just ended; and
     (iii)  From  time  to  time,  furnish  to  the  Purchaser  such  additional information (financial or otherwise) concerning the Company as the Purchaser may reasonably request (which right to request information shall not be exercised in any way which would unreasonably interfere with the normal operations, business or activities of the Sellers or the Company).


     4.2 Cooperation. Following the execution of this Agreement, the Purchaser, the Seller and the Company agree as follows:

          (a) The parties shall each use their reasonable best efforts, and shall cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions with respect to, any filings, applications, requests, or actions which are or may be necessary, to obtain the consents, approvals, authorizations or other orders of any Governmental Authority or other person which are or may be necessary in connection with the transactions contemplated by this Agreement.

          (b) Without limiting the foregoing, the Seller shall cooperate with the Purchaser at the Purchaser's request and in so doing use their best efforts from and after the Closing Date to obtain consents to the Material Contracts set forth in Schedule 2.8, as required in accordance with the terms of such Material Contracts;

          (c) If the Purchaser or the Company receives an administrative or other order or notification relating to any violation or claimed violation of the rules and regulations of any Governmental Authority that could affect the Purchase's, the Seller's or the Company's ability to consummate the transactions contemplated hereby, the Purchaser, the Sellers or the Company shall promptly notify the other party or parties thereof and shall use its reasonable best efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement; and no such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder; and

          (d) Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as soon as practicable but in no event later than the Closing.

     4.3 Taxes. The Purchaser shall be responsible for filing or causing to be filed all tax returns required to be filed by or on behalf of the Company after the Closing Date.

     4.4 Registration Rights.

          (a) Registration of Shares. For purposes of this Agreement, "Holder" means Sellers and "Registrable Shares" means any shares of FIC Stock held by a Holder, and any and all shares of FIC Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, shares of FIC Stock held by a Holder until the date on which (i) such share of FIC Stock has been effectively registered under the Securities Act and disposed of in accordance with the a Shelf Registration Statement (as defined below), (ii) such share of FIC Stock is distributed to the public pursuant to Rule 144 under the Securities Act, or (iii) such share of FIC Stock may be sold or transferred pursuant to Rule 144(k) under the Securities Act (or any similar provision then in effect). During the time which a Holder holds Registrable Shares, if FIC files with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement") on Form S-1 or Form S-3, if the use of such form is then available as determined by FIC, FIC agrees to include the Registrable Shares held by the Holders as part of such Shelf Registration Statement. FIC has no obligation pursuant to this section 4.4 or this Agreement to file a Shelf Registration Statement.

          (b) Suspension of Registration. Notwithstanding anything to the contrary in this Section 4.4, FIC may prohibit offers and sales of Registrable Shares pursuant to a Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board believes in good faith that such prohibition is necessary in order to avoid a legal requirement to disclose such material non-public information and (iii) the Board believes in good faith that disclosure of such material non-public information would not be in the best interests of FIC and its shareholders or (B)(i) FIC has made a public announcement relating to an acquisition or business combination transaction including FIC and/or one or more of its subsidiaries that is material to FIC and its subsidiaries taken as a whole and (ii) the Board believes in good faith that it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration Statement, or (C) such Shelf Registration Statement contains financial information that no longer meets the requirements of any applicable rule of Regulation S-X (the period during which any such prohibition of offers and sales of Registrable Shares pursuant to a Shelf Registration Statement is in effect pursuant to clause
     (A) or (B) of this subsection (c) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which the Holders of Registrable Shares covered by a Shelf Registration Statement receive written notice from FIC that offers and sales of Registrable Shares cannot be made thereunder in accordance with this subsection (b) and shall, with respect to each Holder, end on the date on which that Holder either is advised in writing by FIC that offers and sales of Registrable Shares pursuant to the Shelf Registration Statement and use of the prospectus contained therein may be resumed (a "Resumption Notice") or receives a copy of a prospectus supplement. FIC agrees that it must promptly deliver a Resumption Notice to each Holder when none of the requisite conditions for the Suspension Period continue to exist or a prospectus supplement as soon as reasonably practicable.

          (c) Damages. Neither FIC nor Purchaser shall be liable to the Holder for any damages pursuant to this Section 4.4.

          (d) No Further Obligations of FIC. Neither FIC nor Purchaser shall have any further obligations to Holder pursuant to this Section 4.4.

          (e) Further Obligations of the Holder. In the event that FIC files a Shelf Registration Statement in connection with the registration of Registrable Shares pursuant to this Section 4.4, Holder agrees to timely provide to FIC, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares.

          (f) Expenses. In the event that FIC files a Shelf Registration Statement pursuant to this section 4.4, FIC shall bear, on behalf of the Holder, all reasonable costs and expenses of such registration required under this Section 4.4, including, but not limited to, the Company's printing, legal and accounting fees and expenses, and SEC filing fees. Holder shall be responsible for any fees and disbursements of Holder's counsel. Further, neither FIC nor Purchaser shall have an obligation to pay or otherwise bear the commissions or discounts attributable to the Registrable Shares being offered and sold by the Holder.

          (g) Indemnification of FIC.

               (i) Right to Indemnification. In the event that FIC registers any of the Registrable Shares under the Securities Act, a Holder of the Registrable Shares so registered will indemnify and hold harmless FIC and Purchaser, each of their directors, each of their officers who have signed or otherwise participated in the preparation of the registration statement, and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse FIC or Purchaser and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to FIC in connection therewith by such Holder expressly for use therein; provided, however, that such Holder's obligations hereunder shall be limited to an amount equal to the proceeds received by such Holder from Registrable Shares sold in such registration.

               (ii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which FIC or Purchaser seeks indemnification under this subsection (g) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this subsection
          (g) provides for indemnification, in such case, then FIC (or Purchaser) and Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of FIC (or Purchaser) on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of FIC (or Purchaser) on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by FIC (or Purchaser) on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Except as otherwise provided in this clause (ii), the provisions of Section 5.4 shall govern the notice and other procedural aspects of any indemnification claim brought pursuant to this subsection (g).

     4.5 Retirement of Certain Debt. Purchaser agrees to and does hereby covenant to retire those certain promissory notes (#73071 and #74431) payable to Prosperity Bank, the combined principal amount of which shall not exceed $89,062.84.

     Section 5. Indemnification.

     5.1 Survival. The representations, warranties covenants and other agreements of the parties contained herein or in any Document shall survive the Closing for a period of two (2) years following the Closing Date (the "Survival Period").

     5.2 Indemnification by the Seller. The Seller shall indemnify Purchaser and FIC and their affiliates, partners, principals, officers, directors, managers, members, employees, independent contractors, agents, representatives, and other similarly situated parties, and the successors, heirs and personal representatives of any of them (collectively, "Purchaser Indemnified Parties"), against and hold them harmless from any and all damage, claim, loss, liability and expense (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any Purchaser Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of the Company or the Seller contained herein or in any Document, that is asserted in writing to Seller prior to the expiration of the Survival Period. Notwithstanding the provisions of this Section 5.2, the maximum liability of the Seller under this Agreement shall be the aggregate amount of consideration paid by Purchaser hereunder.

     5.3 Indemnification by Purchaser. Purchaser shall indemnify the Seller and his respective successors, heirs and personal representatives (collectively, the "Seller Indemnified Parties"), against and hold them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to any breach of any representation, warranty, covenant or other agreement of Purchaser contained herein or in any Document, that is asserted in writing to Purchaser prior to the expiration of the Survival Period. Notwithstanding the provisions of this Section 5.3, the maximum liability of Purchaser under this Agreement shall be the aggregate amount of consideration paid by Purchaser hereunder.

     5.4 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Sections 5.2 or 5.3 (an "Indemnified Party") with respect to a claim, action or proceeding initiated by a person who is not a Purchaser Indemnified Party or a Seller Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, unless such failure shall prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense. If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5.4, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm (plus local counsel as required), as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under Section 5.2 or 5.3 for any settlement effected without its written consent, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

     Section 6. Conditions to Closing.

     6.1 Conditions to Purchaser's or FIC's Obligations. The obligation of Purchaser or FIC to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order or other law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

          (b) The representations and warranties of the Company, Seller, and TCG contained herein (or in any certificate delivered pursuant hereto) that are qualified by reference to a Material Adverse Effect shall be true and correct as of the Closing as if made as of the Closing and all other representations and warranties of the Company, Seller and TCG shall be true and correct as of the Closing as if made as of the Closing, except for such inaccuracies as have not had a Material Adverse Effect, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

          (c) The covenants and agreements of the Company, the Seller and TCG to be performed on or prior to the Closing shall have been duly performed in all material respects, and Purchaser shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company.

          (d) Seller and TCG shall have delivered certificates representing the Company Stock in the name of Purchaser.

          (e) Johnson shall have entered into an employment contract with FICFS.

     6.2 Conditions to the Company's, Seller's and TCG's Obligations. The obligation of the Company, the Seller and TCG to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order or other law (whether temporary, preliminary or permanent) that is in effect and enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement.

          (b) The representations and warranties of Purchaser contained herein (or in any certificate delivered pursuant hereto) that are qualified by reference to a material adverse effect shall be true and correct as of the Closing as if made as of the Closing and all other representations and warranties of Purchaser shall be true and correct as of the Closing as if made as of the Closing, except for such inaccuracies as would not materially impair the transactions contemplated by this Agreement, and the Company shall have received a certificate to such effect dated the Closing Date and executed by Purchaser.

          (c) The covenants and agreements of Purchaser to be performed on or prior to the Closing shall have been duly performed in all material respects, and the Company shall have received a certificate to such effect dated the Closing Date and executed by Purchaser.

          (d) Purchaser shall have delivered the Purchase Price.

          (e) FICFS shall have entered into an employment contract with Johnson.

     Section 7. Termination.

     7.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

          (a) by mutual written agreement of the Seller and Purchaser; or

          (b) by either the Seller or Purchaser by giving written notice of such termination to the other party, if such other party shall breach any of its material covenants or agreements under this Agreement which would result in a failure of the condition set forth in Section 6.1(b), in the case of a termination by Purchaser, and the condition set forth in Section 6.2(b), in the case of a termination by the Seller, and such breach, if reasonable possibility of cure therefore exists, has not been cured within twenty (20) days following the giving of written notice of such breach by the non-breaching party to the breaching party; or

          (c) by either Purchaser or the Seller by giving written notice of such termination to the other party, if any order permanently enjoining or otherwise prohibiting consummation of the transactions contemplated hereby shall become final and non-appealable; or

          (d) by Purchaser or the Seller by giving written notice of such termination to the other, if any condition to such party's obligations hereunder has not been satisfied or waived and the Closing shall not have occurred on or prior to May 30, 2003; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to any party who is then in material breach of this Agreement; or

          (e) by Purchaser or by the Seller if FICFS and Johnson have not entered into the employment agreement contemplated by sections 6.1(e) and 6.2(e) hereunder.

     7.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 7.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto or its respective affiliates or their directors, officers, employees, shareholders or agents shall have any liability to the other parties hereto or their respective affiliates, directors, officers, employees, shareholders or agents except for the obligations of the parties hereto; provided, that nothing herein will relieve any party from liability for a breach of this Agreement prior to such termination.

     Section 8. Definitions.

     Unless otherwise stated in this Agreement, the following capitalized terms have the following meanings:

     "Action" means any action, suit, claim, arbitration, grievance, complaint, charge, proceeding or investigation (of which either the Seller or the Company have knowledge) commenced by or pending before any Governmental Authority.

     "Employee Benefit Plans" means all "employee benefit plans" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs, policies or arrangements, and all employment, retention, change of control or compensation agreements, in each case for the benefit of, or relating to, any current employee or former employee of the Company.

     "Encumbrance"  means  any  security  interest,   pledge,   mortgage,   lien
(including tax liens), charge, encumbrance, easement, adverse claim, adverse preferential arrangement, restriction or defect in title.

     GAAP means United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     "Governmental Authority" means any United States federal, state or local government or any foreign government, any governmental, regulatory, legislative, executive or administrative authority, agency or commission or any court, tribunal, or judicial body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. Governmental Orders shall not include Permits.

     "Indebtedness" means obligations with regard to borrowed money and shall expressly not include either accounts payable or accrued liabilities that are incurred in the ordinary course of business or obligations under capital, financing or operating leases regardless of how such leases maybe classified or accounted for on financial statements.

     "Material Contracts" means the written agreements, contracts, policies, plans, mortgages, understandings, arrangements or commitments to which the Seller or the Company is a party as described below:

               (i) any agreement or contract providing for payments to any person or entity in excess of $20,000 per year, excluding leases of equipment or real property or licenses with respect to Intellectual Property, which are subject to paragraph (iv) below;

               (ii) any employment agreement, consulting agreement or similar contract;

               (iii) any retention or severance agreement or similar contract with respect to any individual who is to be employed by the Company following the Closing Date;

               (iv) any lease of equipment or real property or license with respect to Intellectual Property (other than licenses granted in connection with the purchase of equipment or other assets) by the Company from another person or entity providing for payments to another person or entity in excess of $25,000 per year;

               (v) any joint venture, partnership or similar agreement or contract of the Company;

               (vi) any agreement or contract under which the Company has borrowed or loaned any money in excess of $25,000 or issued or received any note, bond, indenture or other evidence of Indebtedness in excess of $25,000 or directly or indirectly guaranteed Indebtedness, liabilities or obligations of others in an amount in excess of $25,000; or

               (vii) any agreement or contract with any officer, manager, Seller or employee of the Company or any of their family members (other than employment agreements covered in clause (i) or agreements or contracts containing terms substantially similar to terms available to employees generally).

     Section 9. Miscellaneous.

     9.1 Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the permitted respective successors, assigns, heirs, executors and administrators of the parties hereto.

     9.2 Entire Agreement. This Agreement, including all schedules and exhibits hereto, embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matters.

     9.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by telecopy shall be considered for all purposes to be the same as original signatures.

     9.4 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable.

     9.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, irrespective of any conflict-of-laws rule or principle of any jurisdiction that might refer the governance or construction of this Agreement to the laws of any other jurisdiction. This Agreement can be performed in whole or in part in Travis County, Texas, and venue for any action relating to this Agreement shall be proper only in federal or state courts located within Travis County, Texas. Each party agrees that it must bring any action related to this Agreement or any other Document only in the federal or state courts located within Travis County, Texas.

     9.6 Notices. Any notices or demands required or permitted to be given hereunder shall be deemed sufficiently given if in writing and delivered, transmitted or mailed (with all postage and charges prepaid), addressed to the recipient at the address provided below, or at such other address as any party may from time to time designate by written notice to the other parties given in accordance with this Section 8.6. Any such notice, if personally delivered or transmitted by facsimile, shall be deemed to have been given on the date so delivered or transmitted or, if mailed, be deemed to have been given on the day after such notice is placed in the United States mail in accordance with this
Section 8.6.

        FIC: Financial Industries Corporation 6500 River Place Blvd., Building One Austin, Texas 78730
                                        Attn: Gene Payne or Ted Fleron


        Purchaser:                      FIC Financial Services, Inc.
                                        6500 River Place Blvd., Building One
                                        Austin, Texas  78730
                                        Attn: William P. Tedrow


        Seller:                         Earl Johnson
                                        2445 Teal Shore Court
                                        League City, Texas 77573


     9.7 Further Assurances. Each party of this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary to appropriately carry out the intent and purposes of this Agreement and the other Documents and to consummate the transactions contemplated. Each party will use its good faith efforts to carry out and comply with the provisions of this Agreement.

     9.8 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

     9.9 Adjustments in Shares Issued Pursuant to Section 1.1. The number of shares of FIC Stock to be issued pursuant to Section 1.1 of this Agreement shall be adjusted in the event the Closing does not take place on May 19, 2003; and in such event, the parties agree that the price per share, based on formula defined in such section, shall be recalculated, and adjustments may be made in the number of shares of FIC Stock issuable, without the necessity of any further signature or other requirements on the part of the Seller, the Purchaser, the Company, or any other party.


                            [Signature page follows]

                                 SIGNATURE PAGE
                                       TO
                            STOCK PURCHASE AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.




FIC:                                   FINANCIAL INDUSTRIES CORPORATION


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________




PURCHASER:                             FIC FINANCIAL SERVICES, INC.


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________




COMPANY:                               JNT Group, Inc.


                                       By:____________________________________

                                       Name:__________________________________

                                       Title:_________________________________




TCG:                                   Total Compensation Group Consulting, Inc.



                                       By:  __________________________________
                                            Name:  Mike Cochran
                                            Title:  President